UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☑          Filed by a Party other than the Registrant ☐

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☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☑     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

SAILPOINT TECHNOLOGIES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐     Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 5, 2020

Change of Location

The following Notice of Change of Location supplements and relates to the original Notice of Annual Meeting and proxy statement (the “Proxy Statement”) of SailPoint Technologies Holdings, Inc. (the “Company”), dated March 25, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Tuesday, May 5, 2020.

Audit and Related Fees Correction

The Company’s Audit Fees, as well as the Total Fees, for 2019 as disclosed in the Audit and Related Fees section of the Proxy Statement are each hereby restated to reflect the corrected amount of $2,021,560. All other figures and disclosures in this section of the Proxy Statement, including the Board’s recommendation to vote “FOR” the ratification of the appointment of Grant Thornton LLP, remain unchanged.

This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders of the Company on or about April 13, 2020.

THIS SUPPLEMENT, INCLUDING THE FOLLOWING NOTICE, SHOULD BE

READ IN CONJUNCTION WITH THE PROXY STATEMENT.

SailPoint Technologies Holdings, Inc.
11120 Four Points Drive, Suite 100
Austin, Texas 78726

NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2020

To Our Stockholders:

Due to the escalating public health impact of the coronavirus outbreak (COVID-19), and in light of recent guidance from the Centers for Disease Control and Prevention and other federal, state and local public health authorities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of SailPoint Technologies Holdings, Inc. (the “Company”) has been changed to a virtual meeting-only format instead of an in-person meeting in Austin, Texas. The Annual Meeting will still be held on Tuesday, May 5, 2020 at 12:30 p.m., Central Time, as previously announced. However, you will no longer be able to physically attend the Annual Meeting.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of the Company as of the close of business on March 6, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record. To attend and participate in the Annual Meeting, you will need to register in advance at www.proxydocs.com/SAIL (the “Meeting Website”) prior to the deadline of 5:00 p.m. Eastern Time on Friday, May 1, 2020. You will be required to enter the control number found on your proxy card, voting instruction form or notice you previously received. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting, review the list of stockholders entitled to vote and submit questions during the meeting. We encourage you to log on 15 minutes prior to the start time of the meeting. If you have difficulty accessing the Annual Meeting through the Meeting Website, please call the technical support number provided.

You may vote and ask questions during the Annual Meeting by following the instructions available on the Meeting Website at the time of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., Central Time, at our headquarters at 11120 Four Points Drive, Suite 100, Austin, Texas 78726. This list will also be available for such purposes during the Annual Meeting at the link to be provided upon your registration for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Christopher G. Schmitt

Secretary

Austin, Texas

April 13, 2020

Access to the Annual Meeting on May 5, 2020 at 12:30 p.m. Central Time is available at www.proxydocs.com/SAIL.

You may access our Proxy Materials, including our 2019 Annual Report and 2020 Proxy Statement, at www.proxydocs.com/SAIL.